Exhibit 10.7

IAA, INC.

2019 OMNIBUS STOCK AND INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
This Non-Qualified Stock Option Award Agreement (this “Award Agreement”), dated as of [●], 2019 (the “Date of Grant”), is made by and between IAA, Inc., a Delaware corporation (the “Company”), and [●] (the “Recipient”). Any capitalized term that is used but not defined in this Award Agreement shall have the meaning ascribed to such term in the IAA, Inc. 2019 Omnibus Stock and Incentive Plan (as may be amended from time to time, the “Plan”).
1.Grant of Stock Option. The Company hereby grants to the Recipient an option to purchase [●] shares of Common Stock at an Exercise Price of $[●] per share, which is not less than the Fair Market Value per share of the Common Stock on the Date of Grant (the “Option”), subject to all of the terms and conditions of this Award Agreement and the Plan.
2.Vesting.
(a)The shares of Common Stock subject to the Option shall vest and become exercisable in equal installments on each of the first three anniversaries of the Date of Grant (each, a “Vesting Date”); provided that the Recipient remains in continuous employment with the Company or an Affiliate thereof through, and has not given or received a notice of termination of such employment as of, the Vesting Date.
(b)If the Recipient experiences a termination of employment with the Company and its Affiliates on account of the Recipient’s death or Disability, then all unvested Options outstanding as of the date of such termination of employment shall immediately vest in full immediately upon the date of such termination of employment.
(c)If there is a Change in Control, unvested Options shall be eligible to become vested pursuant to the terms set forth in Section 11 of the Plan.
(d)If the Recipient is party to an individual employment or severance agreement with the Company or an Affiliate that provides for accelerated vesting in connection with certain qualifying terminations of employment, unvested Options shall vest upon the date of such qualifying termination of employment in accordance with the terms of such employment or severance agreement.
(e)If the Recipient’s employment is terminated for any reason other than those set forth in this Section 2 prior to any applicable Vesting Date, (i) all rights of the Recipient with respect to Options that have not vested shall immediately terminate, (ii) any such unvested Options shall be forfeited without payment of any consideration, and (iii) neither the Recipient nor any of the Recipient’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested Options.

3.    Timing of Exercise. Following the vesting of the Option as set forth in Section 2 hereof, the Recipient may exercise all or any portion of such Option at any time prior to the earliest to occur of:

(a)	The 10th anniversary of the Date of Grant;
(b)The 1st anniversary of the Recipient's termination of employment by reason of the Recipient's death, Disability, Retirement or Early Retirement;
(c)The close of business on the last business day immediately prior to the date of the Recipient's termination of employment by the Company for Cause; and
(d)90 days following the Recipient's termination of employment with the Company and its Affiliates for any reason other than as set forth in Section 3(b) or 3(c); provided, that in the event that the Recipient dies after terminating his or her employment, but within the period during which the Options would otherwise be exercisable hereunder, such ninety (90) day period shall be extended to the date that is the 1st anniversary of such termination.
The Administrator may at any time extend the post-termination exercise period of all or any portion of the Options up to and including, but not beyond, the 10th anniversary of the Date of Grant of such Options. For purposes of this Award Agreement, “Early Retirement” shall mean the Recipient’s voluntary termination of employment after attaining a combination of years of age and service with the Company and its Affiliates of at least 70, with a minimum age of 60; provided, that, notwithstanding any language to the contrary in the Plan, the Recipient’s years of service with a company prior to it becoming an Affiliate will qualify as service towards attainment of Early Retirement if and only if the Recipient has provided at least five years of service with the Company or another company that was an Affiliate at the time of service
4.    Method of Exercise. The Recipient may exercise all or any portion of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased, accompanied by payment in full of the aggregate exercise price of the shares of Common Stock so purchased in cash or its equivalent. Payment of the aggregate exercise price of such shares of Common Stock may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of shares of Common Stock otherwise issuable upon exercise), (ii) in the form of unrestricted shares of Common Stock already owned by the Recipient which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock with respect to which the Option is being exercised, (iii) any other form of consideration approved by the Administrator and (iv) any combination of the foregoing.
5.    Rights as Shareholder. The Recipient shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Recipient has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the tax withholding obligations in Section 7 below.

6.    No Guarantee of Employment. Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate the Recipient’s employment at any time, or confer upon the Recipient any right to continue in the employ of the Company or any Affiliate.
7.    Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Recipient and/or to deduct from the shares of Common Stock otherwise issuable hereunder or other compensation payable to the Recipient the amount of any federal, state or local withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option, in each case in accordance with the terms of the Plan.
8.    Adjustment in Capitalization. In the event of any Change in Capitalization, the Option shall be subject to adjustment as set forth in Section 5 of the Plan.
9.    Restrictions. Unless otherwise determined by the Administrator, the Option may be exercised, during the lifetime of the Recipient, only by the Recipient or, during any period during which the Recipient is under a legal disability, by the Recipient’s guardian or legal representative.
10.    Amendment. The Administrator may at any time amend, modify or terminate this Award Agreement; provided, however, that no such action of the Administrator shall adversely affect the Recipient’s rights under this Award Agreement without the consent of the Recipient. The Administrator, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Award Agreement so that the Option qualifies for exemption from or complies with Code Section 409A; provided, however, that the Administrator and the Company make no representations that the Option shall be exempt from or comply with Code Section 409A and make no undertaking to preclude Code Section 409A from applying to the Option.
11.    Plan Terms and Administrator Authority. This Award Agreement and the rights of the Recipient hereunder are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, as well as to such policies, rules and regulations as the Administrator may adopt for administration of the Plan, including but not limited to any stock ownership and stock holding guidelines. It is expressly understood that the Administrator is authorized to administer, construe and make all determinations necessary or appropriate for the administration of the Plan and this Award Agreement, all of which shall be binding upon the Recipient. Any inconsistency between this Award Agreement and the Plan shall be resolved in favor of the Plan. The Recipient hereby acknowledges receipt of a copy of the Plan and this Agreement.
12.    Severability. If any provision of this Award Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or the Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board’s determination, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Award Agreement shall remain in full force and effect.
13.    Governing Law and Jurisdiction. The Plan and this Award Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of Illinois, County of Cook, United States of America, including the Federal Courts located therein (should Federal jurisdiction exist).
14.    Successors. All obligations of the Company under this Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation or otherwise.
15.    Erroneously Awarded Compensation. This Option shall be subject to any compensation recovery policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governances practices, as such policy may be amended from time to time.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Recipient have duly executed this Award Agreement as of the date first above written.

IAA, INC.

By:	Name: Title:
RECIPIENT

Name

[Signature Page to Non-Qualified Stock Option Award Agreement]